As filed with the Securities and Exchange Commission on April 19, 1999
                                                        File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             MEDICAL DYNAMICS, INC.
                -----------------------------------------------
               (Exact name of Registrant as specified in charter)

             Colorado                                       84-0631765
 --------------------------------                       -----------------
   (State or other jurisdiction                          (I.R.S. Employer
 of incorporation or organization)                      Identification No.)

                             99 Inverness Drive East
                            Englewood, Colorado 80112
                                 (303) 790-2990
                -------------------------------------------------
               (Address, including zip code and telephone number,
                  including area code of registrant's principal
                               executive offices)

                            Van A. Horsley, President
                             99 Inverness Drive East
                            Englewood, Colorado 80112
                                 (303) 790-2990
             ------------------------------------------------------
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

          It is requested that copies of all correspondence be sent to:

                         Herrick K. Lidstone, Jr., Esq.
                             Norton o Lidstone, LLC
                           5445 DTC Parkway, Suite 850
                         Englewood, Colorado 80111-3053
                         Telephone Number (303) 221-5552
                         Facsimile Number (303) 221-5553

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
[  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [xx]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                            CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
Title of Shares to         Amount to be     Proposed          Proposed          Amount of
be registered              registered       maximum           maximum           Registration
                                            aggregate price  aggregate          Fee
                                            per unit          offering price
---------------------------------------------------------------------------------------------
Common (1)                  523,834         $2.00             $1,047,668        $292

            Total           523,834                           $1,047,668        $292
---------------------------------------------------------------------------------------------

     Pursuant  to Rule  416 of the  Securities  Act of 1933 and as  required  by
Section 2(a) of the registration rights agreement between the Company and the Selling Stockholder, this registration statement shall be deemed to cover such additional shares as may be issued to the Selling Stockholder to prevent dilution resulting from future dividends, stock distributions, stock splits or similar transactions.

(1) The amount to be registered includes the shares issued to Resonance Limited. The maximum offering price is based on the last sale price quoted on the Nasdaq SmallCap Market on April 9, 1999 pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                   Subject to Completion, Dated April 16, 1999

                                   PROSPECTUS
                                   ----------
                             MEDICAL DYNAMICS, INC.

                         523,834 Shares of Common Stock
                       Offered for Resale by a Shareholder

     Resonance Limited, a shareholder, is offering up to 523,834 shares of Medical Dynamics, Inc. common stock for sale. Resonance acquired these shares from us for $800,000 in March 1999. Our common stock is traded in the over-the-counter market and is quoted on the Nasdaq SmallCap Market under the symbol "MEDY." On April 9, 1999, Nasdaq reported that the closing price of our Common Stock was $2.00 per share.

         We will not receive any money from Resonance's sale of the shares. We will pay all expenses incurred in connection with this offering except commissions and discounts which Resonance will pay to underwriters, dealers, brokers or agents.

         Resonance has advised us that it has made no commitments with respect to the sale of the shares, but that it may sell the shares from time-to-time

o        on the Nasdaq SmallCap Market;
o        in the over-the-counter market outside of Nasdaq; or
o in negotiated transactions other than the Nasdaq SmallCap Market or the over-the-counter market.

Any of these sales may involve block transactions. Resonance has advised us that it may sell the Shares at market prices at the time of sale, at prices related to prevailing market prices at the time of sale, or at other negotiated prices.

This Investment Involves a High Degree of Risk. You Should Purchase Shares Only If You Can Afford a Complete Loss. See "Risk Factors" Beginning on Page 5. We have not authorized anyone to give information or to make any representation other than as contained in this prospectus in connection with the offering described herein.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ______________ , 1999

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we have filed with the SEC in its public reference room at 450 Fifth Street N.W. Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-432-0330. Our filings are also available to on the Internet through the SEC's EDGAR database. You may access the SEC's web site at http://www.sec.gov

     We also furnish Annual Reports to our shareholders which contain audited financial information.

     This prospectus is part of a registration statement (on Form S-3) we have filed with the SEC relating to our common stock described in this prospectus. As permitted by the SEC rules, this prospectus does not contain all of the information contained in the registration, accompanying exhibits and schedules we file with the SEC. You may refer to the registration, the exhibits and schedules for more information about us and our common stock. The registration statement, exhibits, and schedules are also available at the SEC's public reference rooms or through its EDGAR database on the Internet.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. These documents provide a significant amount of information about us. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

(1)  Our Annual  Report on Form 10-KSB for the fiscal year ended  September  30,
     1998.

(2)  Our  Quarterly  Report on Form 10-QSB for the quarter  ended  December  31,
     1998.

(3) Our Current Report on Form 8-K reporting an event of April 13, 1999, describing certain litigation and negotiations related to our acquisition of Command Dental systems.

(4) Our Current Report on Form 8-K reporting an event of March 18, 1999, describing certain amendments to our agreements with The Tail Wind Fund, Ltd. and financing accomplished with Resonance Limited.

(5) Our Current Report on Form 8-K reporting an event of March 4, 1999, describing amendments to our agreements with The Tail Wind Fund, Ltd.

(6) Our Current Report on Form 8-K reporting an event of October 9, 1998, describing a line of credit we obtained from Norwest Business Credit, Inc.

(7) Our Current Report on Form 8-K, as amended, reporting an event of October 23, 1997, describing our acquisition of Computer Age Dentist, Inc.

     We have not authorized any person to give any information which is inconsistent with information contained in or incorporated into this prospectus. You should not rely on any inconsistent information.

     Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

     You may request a copy of these filings or a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, at no cost, by writing us or calling us at the following address and telephone number:

                  Medical Dynamics, Inc.
                  99 Inverness Drive East
                  Englewood, CO 80110
                  303-790-2990

Additionally, the documents are available electronically in the EDGAR database on the web site maintained by the SEC. You can find this information at http://www.sec.gov.

              NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Prospectus and the information incorporated by reference herein may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our anticipated future economic performance, taking into account information currently available to our management. These statements are not statements of historical fact, but may use terms such as "may," "expects to," and other terms denoting future possibilities. Forward- looking statements include, but are not limited to, those statements relating to development of new products, our projected financial condition, our ability to increase distribution of our products, integration of businesses we acquired during the 1998 fiscal year, approval of our products as and when required by the Food and Drug Administration ("FDA") in the United States and similar regulatory bodies in other countries. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks which are beyond our ability to predict or control; these 'risk factors' and the other factors described in this prospectus and information incorporated by reference may cause actual results to differ materially from our projections or estimates contained in this prospectus or in the documents incorporated by reference.

                               PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information regarding our company and the common stock being offered by Resonance as the selling shareholder, as well as our financial statements and notes to those statements appearing elsewhere in this prospectus and in the documents incorporated by reference.

Medical Dynamics, Inc

     We are engaged in the design, development, manufacture and marketing of medical and dental video cameras and related disposable products for a variety of professional specialties. Our principal products are small, color, medical and dental video camera systems for use in patient diagnosis and various surgical procedures. We have been manufacturing similar cameras since August 1981. When used in this prospectus, the terms "we" and "our" refer to our company, Medical Dynamics, Inc.

     In October 1997 we acquired Computer Age Dentist, Inc. ("CADI"), a California corporation based in Los Angeles, California. CADI develops and sells practice management software and related electronic services to the dental profession. In February 1998, through CADI, we acquired Information Presentation Systems, Inc. of Marietta, Georgia, at that time one of the nation's largest suppliers of customized multimedia systems for use in a variety of dental operatory environments. In April 1998, through CADI the Company acquired Command Dental Systems of Farmington Hills, Michigan, which develops and markets turn-key computer systems for the efficient management of dental practices.

     Our principal executive offices and manufacturing facilities are at 99 Inverness Drive East, Englewood, Colorado, 80112. Our telephone number at that address is (303) 790-2990.

The Offering

     Resonance, the shareholder which is selling the shares pursuant to this prospectus, is offering up to 523,834 shares of our common stock (the "Shares"). Resonance will receive all of the proceeds from the offer and sale of the Shares. We will receive no cash proceeds from any sale Resonance may make.

     We will pay the costs related to the registration statement in which this Prospectus is included. Resonance will pay its own expenses related to the offer and sale of the Shares, including any underwriter discounts or commissions.

                                  RISK FACTORS

     Investment in the shares of common stock offered in this prospectus (the "Shares") involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus and in the documents incorporated by reference before purchasing any Shares.

     1. Losses from Operations. We have a history of net operating losses, which, when accumulated, total $20,792,400 through December 31, 1998. These net operating losses have resulted in working capital shortages from time to time. We can offer no assurance that we will be able to operate profitably in the future. The risks described in this section must be considered when judging the likelihood that we may achieve profitable operations in the future.

     2. Working Capital Shortages and Dependence on Third Party Financing. We have regularly incurred working capital shortages and have sought to alleviate these shortages through debt and equity financing provided by third party and affiliated investors, which have been accomplished at prices significantly below the market price concurrently quoted on Nasdaq.

     Although we have been successful in the past raising necessary working capital, we cannot offer any assurance that these sources of capital will continue to be available on terms which are acceptable to us. Eventually we will be required to finance our operations with our cash flow, and we are attempting to increase our revenues in an effort to do so.

     We cannot offer you any assurance, however, that our past working capital shortages will not continue and may not adversely affect our ability to raise additional debt or equity capital in the future, if necessary.

     3. Risk of Dilution. We have sold our common stock at discounts to the market price existing at the time of the sale. We may do so again in the future, although there are no plans to do so at present. We have several obligations outstanding which may result in further dilution to shareholders, including persons who may purchase the shares described in this prospectus:

     Convertible Debentures. There are approximately $1,300,000 of convertible debentures outstanding. These debentures are convertible at 85% of "Market Price." "Market Price" is defined to mean the average of the two lowest closing bid prices of the Common Stock as reported by The Nasdaq Stock Market over the 60 trading day period immediately preceding the determination date. If the debentures were entirely converted on April 9, 1999, we would cancel $1,300,000 of debt in exchange for the issuance of 977,444 shares of our Common Stock (approximately $1.33 per share). The issuance of these shares, if any, will result in dilution to our shareholders at a time when the quoted market price of our shares is significantly higher.

     Additional Shares. We also have an obligation to issue additional shares to Resonance. The additional shares are intended to compensate Resonance for one-third of any decrease in the public market price of our Common Stock on _________, 1999, ______, 1999, and __________ (two, four, and six months after the date of this prospectus). The issuance of these shares, if any, will also result in dilution to our shareholders.

     Market Impact. We anticipate that the sales of our Common Stock following the conversion of the debentures, and by Resonance have had and may continue to have in the future a negative impact on the market for the Common Stock. We also believe that perhaps even the possibility of these sales may have a negative impact on the market for our Common Stock.

     4. Product Liability. We could be subject to claims for personal injuries resulting from the use of our products. Although we carry product liability insurance coverage in amounts we believe are commercially reasonable within the medical products industry, there can be no assurance that the amount of coverage would be sufficient to cover any proven claims. We would be materially and adversely affected if any damages were awarded in amounts which were in excess of our coverage limits.

     5. Acquisition of New Businesses. During the fiscal year ended September 30, 1998, we acquired three new businesses, Computer Age Dentist, Information Presentation Systems, and Command Dental Systems. We believe that we have been generally successful in our efforts to integrate these businesses into our business. We are, however, seeking to resolve certain issues with respect to the Command Dental acquisition. Following the completion of the Command Dental acquisition, certain of the principals appear to have violated confidentiality and non-competition provisions. We believe that the former principals of Command Dental encouraged certain former employees of Command Dental (who became employees of Computer Age Dentist) to violate their employment obligations. In addition, the operations of the Command Dental assets did not conform to representations made to us. Although we have commenced litigation on this matter, we are also negotiating with the former Command Dental principals to resolve the issues identified. Although we are disappointed with the situation, we do not believe that any resolution will have a material adverse effect on us, our business operations or our financial condition as a whole.

     6. Limitations on Ability to Obtain Additional Financing. Our agreement with the holder of the convertible debentures ("Tail Wind") contains limitations on our ability to raise additional capital. These restrictions prohibit us from raising working capital or other equity investment in transactions where the purchase price of the securities is to be adjusted for future market fluctuations (known as "variable rate transactions") until at least August 1999. However, we believe that we will be able to work within these restrictions to the extent we need additional capital.

     7. Technological Change and Risk of Technological Obsolescence. The medical products segment and the dental products segment, our two principal lines of business, are subject to rapid and significant technological change. Accordingly, our viability will be dependent in part on our ability to introduce competitive products to the marketplace in a timely manner and enhance and improve such products to the satisfaction of our customers. We cannot assure that we will be able to keep pace with technological developments or that our products will not become obsolete.

     8. Competition. Our operations and product lines are subject to a high level of competition from foreign, as well as domestic, manufacturers of color medical and dental video cameras and other medical devices which we currently manufacture and sell, or which we may develop in the future. Some of our competitors are affiliated with large companies with substantial economic and personnel resources which greatly exceed our resources. We can offer no assurance that we will be able to compete successfully with other companies.

     In addition, there are a large number of competitors in Computer Age Dentist's dental practice management area. Most of these competitors are smaller businesses. Computer Age Dentist's software is Y2K compliant, unlike the software offered by some of our competitors. There can be no assurance, however, that competitors may not reduce our market share by offering their proprietary version of dental practice management software. Through Computer Age Dentist, we plan to compete with other businesses by continuing to upgrade software and by continuing to package the dental practice software with a complete office system of hardware and software and diagnostic equipment.

     9. Potential Conflicts of Interest. There have been significant conflicts of interest in our operation and management. These conflicts include our purchase of certain equipment and patents from our directors and executive officers, granting of royalties, loans made available to us by our Chairman, and our employment of sons of two of our directors. These transactions were not negotiated at arms' length, although the Board of Directors believes that all of these transactions were fair and in our best interests. Although we use our best efforts to minimize conflicts of interest, the existence of such conflicts may impact us in our business activities.

     10. Dependence on Management. At present, our success is dependent upon the active participation of our existing management, our Chairman and principal shareholder, Dr. Adair, and our Chief Executive Officer, Van Horsley, Dr. Adair's step-son. We do not have employment contracts with either Mr. Horsley or Dr. Adair.

     Computer Age Dentist's operations are significantly dependent on the continued availability of the services of Daniel L. Richmond and Chae U. Kim. Both Messrs. Richmond and Kim are subject to five year employment agreements which expire in October 2002.

     The loss of the services of any of these persons would have a material adverse effect on us and our operations. In the event of such a loss, we can give no assurance that we could replace any person without incurring substantial additional expense.

     11. Government Regulation. Because certain of the products that we manufacture are used in surgery and other medical applications, agencies of the federal government, including the FDA, regulate and closely scrutinize these products. Although we believe that our facilities are in compliance with all applicable regulations, we can offer no assurance that we will be able to comply fully with all of the government regulations to which our operations are subject. Failure to comply strictly with all FDA requirements (not all of which are written) may result in sanctions as severe as the cessation of our manufacturing business. Although we have had difficulty in certain instances in the past in obtaining FDA approval on new products, our current business in not materially dependent on this issue and, therefore, this is not deemed to be a significant risk.

     12. Protection of Technology. Although we obtain secrecy agreements from our employees and others having access to our trade secrets and from those persons holding patents on certain of our technology, such agreements and patents do not afford complete protection against the unauthorized use of such information by others. Furthermore, the costs of prosecuting persons who may accidentally or intentionally infringe on our patents or divulge our trade secrets can be expensive and time consuming.

     The unauthorized use of our trade secrets and the infringement of its patents could have a material adverse effect on us and on Computer Age Dentist and our ability to compete.

     13. Significant Investment in Intangible Assets. As a result of the acquisitions of Computer Age Dentist, Information Presentation Systems, and Command Dental System, we have a significant investment in intangible assets, amounting to approximately $5,945,100 at December 31, 1998 (64% of MEDY's total assets). There are two risks associated with our significant investment in intangible assets:

         The expenses associated with the annual amortization of the intangible assets will make it more difficult for us to realize net income.

         Because intangible assets are incapable of precise valuation, it may be necessary for us to reduce the balance sheet valuation of these assets at some later point, although we have no intention or basis to do so at the present time.

     14. Limited Public Market; Price Volatility; and No Assurance of Liquidity. There currently is a limited public market for our Common Stock. The public market for our common stock is highly volatile, both as to price and trading volume. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of the securities offered. Also, some brokerage firms may not effect transactions in securities that trade below a stipulated price, and most lending institutions will not permit the use of low-priced or thinly traded securities as collateral for loans.

     15. No Dividends Paid or Contemplated. We have never paid any dividends, and we do not expect to pay any dividends in the foreseeable future. Investors who anticipate the need for either immediate or future income by way of dividends from their investment, should not purchase the Shares made available in this Offering. Our lending arrangements with Norwest Business Credit, Inc., significantly restrict our ability to pay dividends.

     16. Year 2000 Compliance. Although there can be no assurance, we do not anticipate that we will suffer any adverse impact as a result of Year 2000 (Y2K) computer software issues, either as a result of third party non-compliance or as a result of internal matters. The Y2K issue is the result of computer system programs being written for two digits rather than four to define the applicable year. As a result, date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations, causing disruption of normal business activities.

     None of the information technology or other software and hardware systems which we use (including our subsidiary, Computer Age Dentist) incorporates technology that is incapable of recognizing dates beyond December 31, 1999. Computer Age Dentist, through our internal staff, has developed our dental practice management software for the Windows platform and, consequently, such software recognizes dates beyond December 31, 1999. While Computer Age Dentist is still supporting some software which is DOS-based or which otherwise may not be Y2K compliant, we have advised the customers using this software of their need to upgrade their office software in anticipation of Y2K. Even if we were to provide the necessary software upgrade to these customers at no cost (which we do not have an obligation to do), the total loss would be less than $60,000 in revenues and is not considered to be material. Computer Age Dentist's dental practice management software is Y2K compliant. We believe that this offers us a marketing opportunity in that some of our competitors' software currently being utilized by dental offices is not Y2K compliant and will need to be replaced by those offices before December 31, 1999. We cannot offer any assurance, however, that these offices purchase our dental practice management software to replace their systems.

     In making the foregoing determination, we assessed embedded systems contained in our office buildings, equipment, and other infrastructures. As a result, we have not established a contingency plan in the event of a Y2K catastrophe, and we do not believe that such a plan is necessary. Of course, we are all dependent on facilities outside of our control, such as electrical power supplies, banking facilities, transportation facilities (such as airlines), and communications facilities. While we believe, based on public reports and notifications we received, that these outside facilities are or will be Y2K compliant, we have no other basis for determining their compliance. Our operations would be significantly and adversely affected if any of these outside facilities are adversely affected by the millennium change or by other issues related to Y2K.


                                 USE OF PROCEEDS

     Resonance, as the selling shareholder, will receive all proceeds from the sale of the Shares offered and sold under this Prospectus. We will receive no proceeds.


                                   THE COMPANY

     Our corporate name is "Medical Dynamics, Inc." We were incorporated in Colorado in March 1971. We are engaged in the design, development, manufacture and marketing of medical and dental video cameras and related disposable products for a variety of professional specialties. Our principal products are small, color, medical and dental video camera systems for use in patient diagnosis and various surgical procedures. We have been manufacturing these types of cameras since August 1981.

     In October 1997, we acquired 100% of the outstanding capital stock of Computer Age Dentist, Inc., based in Los Angeles, California. Computer Age Dentist is engaged in the development and sale of practice management software and related electronic services to the dental profession.

     In February 1998, through Computer Age Dentist, we acquired Information Presentation Systems, Inc. of Marietta, Georgia ("IPS"). IPS supplied customized multimedia systems for use in a variety of dental operatory environments.

     In April 1998, also through Computer Age Dentist, we acquired Command Dental Systems of Farmington Hills, Michigan ("Command"). Command developed and marketed turn-key computer systems for the efficient management of dental practices. During the period following our acquisition of Command, we developed some significant concerns about the information provided to us when we made our decision to acquire Command, and we have sought rescission of that transaction and damages. We are seeking to negotiate a resolution of this matter with the former principals of Command whom we believe responsible for the transaction. Although this matter is in only the early stages of resolution, we do not believe it will have any material impact on us, our business, or our financial condition. The assets acquired from Command made an immaterial contribution to our revenues in the current fiscal year and are not expected to make a significant contribution in the future, even if we were to retain Command.

     In reviewing our financial statements which are incorporated herein by reference, it should be noted that a substantial portion of our revenues for fiscal 1998 were derived from the businesses we acquired during fiscal 1998 and not from our historical businesses of medical and dental camera manufacturing. For example, our revenues during fiscal year 1998 (ending September 30, 1998) totaled approximately $7,847,000; of that amount, approximately $7,575,000 was attributable to business generated as a result of the acquisitions of Computer Age Dentist, IPS and Command ($671,556 attributable to Command).

     Our principal executive offices and manufacturing facilities are located at 99 Inverness Drive East, Englewood, Colorado, 80112. Our telephone number is
(303) 790-2990.


                               SELLING SHAREHOLDER

     The selling shareholder under this prospectus is Resonance Limited ("Resonance"). Resonance is not one of our affiliates; neither Resonance nor any affiliate of Resonance has any position, office or other material relationship with us for more than the past three years. The following table sets forth certain information about Resonance's ownership of our common stock:

Selling Shareholder      Shares Owned           Shares Being      Beneficial
                         Prior to Offering      Offered           Ownership
                                                                  After Offering
--------------------------------------------------------------------------------
Resonance Limited        523,834 shares         523,834 shares    -0-       0%
Burleigh Manor,
Peel Road,
British Isles,
Isle of Man

     Based on information Resonance has given to us, Resonance does not own, directly or indirectly, any other shares of our Common Stock. Resonance does have the right to obtain additional shares of our common stock and a warrant to purchase our common stock for six months after the date of this Prospectus. That right is wholly dependent on market conditions.

     On _______,  1999, _______,  1999, and _______ (two months, four months and six months after the date of this prospectus) we may be obligated to issue additional shares to Resonance if the per share market price is less than the $1.526 Resonance paid for the shares included in this prospectus. The "per share market price" shall mean the average closing bid price for the 20 trading days immediately preceding the date on which the price is to be determined. The number of additional shares which we may be obligated to issue to Resonance will be calculated pursuant to a formula set forth in our agreement with Resonance, which can best be explained by the following example (assuming that the per share market price on the first determination date is $1.10 per share):


523,834 shares initially issued / $1.10          =      $576,217 value at the assumed per share
                                                        market price
$800,000 initial purchase price -  $576,217      =      $223,783 difference
$223,782.60 difference / 3 / $1.10               =      67,813 additional shares to be issued to
                                                        Resonance.


     In addition, on ___________, we must issue warrants to purchase 523,834 shares of our common stock. In order to acquire the shares, Resonance will have to pay us $1.526 per share. The warrants will expire on _________, 2000 (twelve months after the date of this prospectus). We have agreed with Resonance that the total number of additional shares plus the total number of warrants will not exceed 2,060,033 shares. Resonance has agreed to reduce the number of warrants to ensure that this limitation (which we refer to as the "future priced securities limitation") is not exceeded.

                              PLAN OF DISTRIBUTION

     Resonance has advised us that it may offer and sell their Shares at various times in one or more of the following types of transactions:

o        on the Nasdaq SmallCap Market;
o        in the over-the-counter market outside of Nasdaq; or
o in negotiated transactions other than the Nasdaq SmallCap Market or the over-the-counter market.

     Any of the foregoing may involve block transactions. Resonance has advised us that it may sell the Shares at market prices at the time of sale, at prices related to prevailing market prices at the time of sale, or at other negotiated prices.

     Resonance has also advised us that it may use brokers or dealers to sell the Shares, and that the brokers or dealers may act as agents for Resonance, or as principals in the transaction. If this happens, Resonance will pay the discounts or commissions for the brokers or dealers, or the brokers or dealers may receive commissions from purchasers for whom they acted as agents or principals.

     If Resonance gives or pledges the shares to another person, the other person may sell the shares as a Selling Shareholder under this Prospectus. Any Shares that qualify for sale under Rule 144 of the Securities Act may be sold under such rule rather than pursuant to this Prospectus.

     In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. Such broker or dealers may receive commissions or discounts from Resonance in amounts to be negotiated by it. Resonance may enter into hedging transactions with brokers or dealers. The brokers or dealers may engage in short sales of the Common Stock in the course of hedging the positions assumed with Resonance (including, without limitation, in connection with the distribution of the Common Stock by such brokers or dealers). Resonance may also engage in short sales of the Common Stock and may enter into option or other transactions with brokers or dealers that involve the delivery of the Common Stock to the brokers or dealers, who may then resell or otherwise transfer such Common Stock. Such brokers or dealers and any other participating brokers or dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. Any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     We will pay all of the expenses incident to the filing of this Registration Statement, which we estimate to be $20,000. These expenses include legal and accounting fees in connection with the preparation of the Registration Statement of which this Prospectus is a part, legal and other fees in connection with the qualification of the sale of the Shares under the laws of certain states (if any), registration and filing fees, printing expenses, and other expenses. Resonance will pay all other expenses incident to the offering and sale of the Shares to the public, including commissions and discounts of underwriters, brokers, dealers or agents, if any.

     We have agreed to use our best efforts to keep the registration of the Shares offered hereby effective until the date upon which all of the Shares offered by Resonance have been sold.

                            DESCRIPTION OF SECURITIES

     Our articles of  incorporation  authorize us to issue two classes of stock:
Common Stock and Preferred Stock. The following generally describes these two classes.

Common Stock

     Authorized. We are authorized to issue 30,000,000 shares of Common Stock. Each holder of a share of Common Stock gets one vote per share on all matters submitted to a vote of shareholders, but may not cumulate votes for the election of directors. Accordingly, the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so; and, in such event, the holders of the remaining less than 50% of the shares voting for the election of the directors will be unable to elect any person or persons to the Board of Directors. Holders of Common Stock also are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of our dissolution, liquidation or winding up, holders of common stock are entitled to share ratably in all assets. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. All the outstanding shares of Common Stock are fully paid and nonassessable.

     Issued and Outstanding. On March 31, 1999, MEDY had issued and outstanding 10,851,270 shares of Common Stock. We may issue additional shares to Resonance as is discussed above, and we will likely issue additional shares to Tail Wind Fund, Ltd. for conversion of outstanding convertible debentures, in payment of interest or on exercise of outstanding warrants (estimated to be not more than an additional 1,779,000 shares). The number of additional shares and warrants to be issued to Resonance will not be determined until at least six months after the date of this Prospectus. In addition, on March 31, 1999, we were obligated to issue an additional 75,000 shares to Merchant Capital, Inc., on exercise of an option to purchase our Common Stock it held.

     On March 31, 1999, we also had outstanding stock options to purchase an additional 4,483,037 shares of Common Stock exercisable at exercise prices ranging between $1.00 and $4.50 per share. Certain of these options are only exercisable upon the Company achieving certain performance goals.

     Dividends. Holders of our Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor, subject to the rights, if any, of holders of any outstanding shares of Preferred Stock. We have not declared or paid any dividends on Common Stock and we do not anticipate that we will declare or pay any dividends in the foreseeable future. Our agreement with Norwest Business Credit, Inc. precludes us from declaring any dividends.

Preferred Stock

     We are also authorized to issue up to 5,000,000 shares of Preferred Stock, and we may do so in series which may be designated by the Board of Directors. We have not issued any shares of Preferred Stock and we do not contemplate issuing any shares of Preferred Stock in the immediate future; however, the Board may use its ability to issue Preferred Stock as it deems appropriate to effect our business purposes.

     Our Board of Directors will determine the material terms of any series of Preferred Stock without shareholder approval. These terms may include dividend rate, conversion features and voting rights. Our Board will determine these terms at the time of issuance. The ability of our Board to issue Preferred Stock may also be used as a means of resisting a change of control and, therefore, could be considered an "anti-takeover" device.

Transfer Agent

     The transfer agent for our Common Stock is Continental Stock Transfer & Trust Co., 72 Reade Street, New York, New York 10007.

                                  LEGAL MATTERS

     The firm of Norton o Lidstone, LLC, 5445 DTC Parkway, Suite 850, Englewood, CO 80111, has acted as our counsel in connection with this offering and has passed upon the validity of the securities offered hereby.

                                     EXPERTS

     The financial statements of Medical Dynamics, Inc. for the years ended September 30, 1998 and 1997 incorporated into the Registration Statement by reference have been audited by Hein + Associates LLP, independent certified public accountants, upon the authority of that firm as experts in accounting and auditing.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MEDY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                             MEDICAL DYNAMICS, INC.


TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION....................................-5-
DOCUMENTS INCORPORATED BY REFERENCE....................................-5-
NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS...................-6-
PROSPECTUS SUMMARY.....................................................-7-
RISK FACTORS...........................................................-8-
USE OF PROCEEDS.......................................................-12-
THE COMPANY...........................................................-12-
SELLING SHAREHOLDER...................................................-13-
PLAN OF DISTRIBUTION..................................................-15-
DESCRIPTION OF SECURITIES.............................................-16-
LEGAL MATTERS.........................................................-17-
EXPERTS...............................................................-17-

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.


         The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration fee.


         Registration and filing fee                                 $   292
         Printing                                                      1,000
         Accounting fees and expenses                                  7,500
         Legal fees and expenses                                       7,500
         Blue sky filing fees and expenses                             1,000
         Transfer and Warrant Agent fees                                 500
         Miscellaneous                                                 2,208
                                                                     -------
                  Total                                              $20,000

Item 15. Indemnification of Directors and Officers.

     Section 7-109-102 of the Colorado Revised Statutes and the Registrant's Articles of Incorporation, under certain circumstances provide for the indemnification of the Registrant's officers, directors and controlling persons against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to the Registrant's Articles of Incorporation and the relevant Section of the Colorado Revised Statutes.

     In general, the statute provides that any director may be indemnified against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or expense), incurred in a proceeding (including any civil, criminal or investigative proceeding) to which the director was a party by reason of status as a director. Indemnity may be provided if the director's actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in the Registrant's best interest with respect to actions taken in the director's official capacity; (iii) were reasonably believed not to be opposed to the Registrant's best interest with respect to other actions; and (iv) with respect to any criminal action, the director had no reasonable grounds to believe the actions were unlawful. Unless the director is successful upon the merits in such an action, indemnification may generally be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the shareholders that the applicable standard of conduct was met by the director to be indemnified.

     The statutory provisions further provide that unless limited by a corporation's articles of incorporation, a director or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which the director or officer as a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, a corporation may indemnify or advance expenses to an officer, employee or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract. The provision of indemnification to persons other than directors is subject to limitations as may be imposed on general public policy grounds.

     In addition to the foregoing, unless limited by the Registrant's articles of incorporation, a court, upon petition by an officer or director, may order the Registrant to indemnify the officer or director against liabilities arising in connection with any proceeding. A court may order the Registrant to provide indemnification, whether or not the applicable standard of conduct described above was met by the officer or director. To order indemnification, the court must determine that the petitioner is fairly and reasonably entitled to indemnification in light of the circumstances. With respect to liabilities arising as a result of proceedings on behalf of the Registrant, a court may only require that a petitioner be indemnified as to the reasonable expenses incurred. The Registrant has entered into indemnification agreements with certain of its directors agreeing to provide indemnification benefits to the fullest extent permitted by Colorado law and its articles of incorporation and bylaws.

     Indemnification in connection with a proceeding by or in the right of the Registrant in which the director is successful, is permitted only with respect to reasonable expenses incurred in connection with the defense. In these actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in the Registrant's best interest and must not have been adjudged liable for negligence or misconduct. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

     Colorado law authorizes the Registrant to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding, in advance of a final disposition of the matter. Advances of expenses are permitted if the person furnishes to the Registrant a written statement of his belief that he met the applicable standard of conduct required to permit indemnification. The person seeking expense advances must also provide the Registrant with a written agreement to repay the advances if it is determined the applicable standard of conduct was not met. A determination must also be made that the facts known to the Registrant would not preclude indemnification.

     The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses to directors which may be contained in the Registrant's Articles of Incorporation, Bylaws, resolutions of its shareholders or directors, or in a contract (except for insurance policies) shall be valid only to the extent the provisions are consistent with the Colorado statutes and any limitations upon indemnification set forth in the Articles of Incorporation.

     The statutory provision cited above also grants the power to the Registrant to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of his status as such. The policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. The Registrant has not obtained any policies providing protection against liabilities imposed under the securities laws. The registration rights agreements dated July 31, 1998, and October 31, 1997 between the Registrant and Tail Wind., provide for cross indemnification by the Registrant and Resonance, in certain circumstances, including certain securities laws violations.

Item 16. Exhibits and Financial Statement Schedules.

         (a) Exhibits. The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

Number                     Description
------                     -----------


4.1* Form of Convertible Debenture, incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of October 23, 1997 (Commission file no. 0-8632)

4.2* Common Stock Purchase Warrant issued to The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of October 23, 1997 (Commission file no. 0-8632)

4.3* Form of Convertible Debenture, incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of July 31, 1998 (Commission file no. 0-8632)

4.4* Common Stock Purchase Warrant issued to The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of July 31, 1998 (Commission file no. 0-8632)

5.1+      Opinion and Consent of Norton * Lidstone, LLC.

10.1* Purchase Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of October 23, 1997 (Commission file no. 0- 8632)

10.2* Registration Rights Agreement between Medical Dynamics, Inc., and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on form 8-K reporting an event of October 23, 1997 (Commission file no. 0-8632)

10.3* Purchase Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of July 31, 1998 (Commission file no. 0-8632)

10.4* Registration Rights Agreement between Medical Dynamics, Inc., and The Tail Wind Fund, Ltd., incorporated by reference to the Registrant's Current Report on form 8-K reporting an event of July 31, 1998 (Commission file no. 0-8632)

10.5* Financial Public Relations/Consulting Agreement between Medical Dynamics, Inc. and Merchant Capital, Inc., incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the year ended September 30, 1998.

10.6* Amendment No. 1 to Purchase Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd. incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of March 4, 1999.

10.7* Amendment No. 2 to Purchase Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd. incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of March 4, 1999.

10.8* Amendment No. 3 to Purchase Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd. incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of March 18, 1999.

10.9* Purchase Agreement between Medical Dynamics, Inc. and Resonance Limited incorporated by reference to the Registrant's Current Report on Form 8-K reporting an event of March 18, 1999.

23.1+     Consent of Norton * Lidstone, LLC. (See Exhibit 5.1)

23.2+     Consent of Hein + Associates LLP.

*        Previously filed.
+        Included herewith.


Item 17. Undertakings.

     The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration

Statement or any material change to the information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter; (2) that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Registrant's Articles of Incorporation, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood, Arapahoe County, State of Colorado, on April 19, 1999.

                                            MEDICAL DYNAMICS, INC.

                                            By: /s/ Van A. Horsley
                                                --------------------------------
                                                Van A. Horsley, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                      Title                               Date
----------                      -----                               ----


/s/ Edwin L. Adair              Director                         April 19, 1999
-----------------------
Edwin L. Adair, M.D.

/s/ Pat Horsley Adair           Director                         April 19, 1999
-----------------------
Pat Horsley Adair

/s/ I. Dean Bayne               Director                         April 19, 1999
-----------------------
I. Dean Bayne, M.D.

/s/ Van A. Horsley              Director,                        April 19, 1999
-----------------------         Principal Financial Officer,
Van A. Horsley                  and Chief Executive Officer


/s/ Leroy Bilanich              Director                         April 19, 1999
-----------------------
Leroy Bilanich

/s/ Daniel L. Richmond          Director                         April 19, 1999
-----------------------
Daniel L. Richmond

/s/ Chae U. Kim                 Director                         April 19, 1999
-----------------------
Chae U. Kim

/s/ Edward Boggs                Controller                       April 19, 1999
-----------------------
Edward Boggs